UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2009
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TX Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

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Georgia
(State or Other Jurisdiction of Incorporation)

000-32335	58-2558701

(Commission File Number)	(IRS Employer Identification No.)

12080 Virginia Blvd
Ashland, Kentucky	41102

(Address of Principal Executive Offices)	(Zip Code)

(305)420-6781
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Appointment of Principal Officers

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On June 11, 2009, Rob Hutchings resigned effective immediately as President of TX Holdings, Inc. but will remain on in his position on the board as Director.  Upon receipt of Mr. Hutchings resignation, Richard "Rick" Novack, a long time shareholder of the Company, was appointed as President.  Rob Hutchings maintaining the Director position will help to allow a seamless transition for the Company.

Richard “Rick” Novack, age 50, is a graduate from Indiana University of Pennsylvania and holds a Bachelor of Science degree in Business Administration with a heavy concentration in corporate accounting.  Mr. Novack began his career in finance with a major telecommunications company, and later began using his entrepreneurial spirit, starting several new business enterprises, including businesses in the printing, vending and real estate industries.  In the past 10 years Mr. Novack has been an active investor in the oil and gas industry.

Item-9.01 Financial Statements and Exhibits

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Exhibit 99.15    Press release dated June 11, 2009

Dated: June 11, 2009	TX Holdings, Inc.
(Registrant)

By: /s/ William "Buck" Shrewsbury
William "Buck" Shrewsbury, Chairman